CUSIP NO. 392775102                                                Page 9 of 13

                                                      EXHIBIT 99-2


                              DANIEL GREEN COMPANY

                              Stock Purchase Option


     DANIEL GREEN COMPANY, a Massachusetts corporation with a principal office at 450 North Main Street, Old Town, Maine 04468 (the "Company"), hereby certifies that JAMES R. RIEDMAN, with an office at 45 East Avenue, Rochester, New York 14604 (the "Optionee") is entitled to purchase shares of the Company's Common Stock upon the terms and conditions of this Stock Purchase Option.

     1. Grant. The Company hereby grants to the Optionee the Option to purchase from the Company an aggregate of 50,000 shares of its Common Stock, $2.50 par value ("Common Stock").

     2. Option Price. This Option may be exercised at the Option price of $3.50 per share of the Common Stock.

     3. Term and Exercisability of Option. This Option shall be exercisable in whole or in part at any time after the date hereof and prior to May 31, 2011.

     4. Method of Exercise. This Option may be exercised from time to time by written notice to the Company substantially in the form attached hereto as
Exhibit 1, accompanied by payment in full of the Option price for the number of shares to be delivered, in cash or check payable to the Company. As soon as practicable after its receipt of such notice, the Company shall, without transfer, issue tax or other expense to the Optionee, deliver or cause to be delivered to the Optionee stock certificates representing the number of shares to be issued upon such exercise.

     5. Resale of Stock Acquired Pursuant to this Option.

     (a) Any Common Stock of the Company acquired by the Optionee pursuant to the exercise of this Option may not be sold, transferred, exchanged or otherwise disposed of unless: (i) such shares have been registered under the Securities Act of 1933, as amended (the "Act"), (ii) such shares can be sold, transferred, exchanged or otherwise disposed of without registration pursuant to an exemption from the Act or otherwise without registration and the Optionee has furnished an opinion of counsel or other evidence, including an opinion of the Company's counsel, satisfactory to the Company to this effect, or (iii) the Optionee shall have held such shares for a period of at least one year from the date of acquisition of the shares and shall have complied with all other provisions of Rule 144 issued under the Act, as amended and in effect at the time of such sale or other disposition. The stock certificate or certificates

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CUSIP NO. 392775102                                                Page 10 of 13

evidencing shares of Common Stock issued pursuant to any exercise of this Option will bear a legend referring to these restrictions on their transferability.

     (b) Registration Rights. Upon the request(s) of Optionee at any time, the Company shall promptly cause any or all Common Stock subject to the Option or held by Optionee pursuant to its exercise of the Option to be registered for sale under the Securities Act (or any statutory successor thereto) and qualified for sale pursuant to state "blue sky" laws and do all things reasonably necessary to facilitate the registered sale of the Common Stock by Optionee. To the extent reasonably practicable, Optionee shall combine any such request with a request for registration pursuant to its rights under (a) Section 4.6 of the Stock Purchase Agreement dated June 26, 1996 between the Company and the Optionee and (b) the Stock Purchase Option granted by the Company to Optionee dated September 1, 1999. The Company shall bear the expenses of such registration and qualifications, other than Optionee's legal counsel's fees and distribution fees and expenses, which shall be borne by Optionee.

     If the proposed sale by the Optionee could be accomplished in a manner substantially similar to that proposed and at the same net sale price to Optionee by means of a transaction which would be exempt from registration in accordance with the existing rules and regulations under the Securities Act, then the Company shall not be required to register such sale.

     6. Changes in Capital Structure. In the event that the outstanding shares of Common Stock are hereafter changed for a different number or kind of shares or other securities of the Company, by reason of a reorganization, recapitalization, exchange of shares, stock split, reverse stock split, combination of shares or dividend payable in Common Stock or other securities, a corresponding adjustment shall be made in the number and kind of shares or other securities covered by this Option. Any such adjustment in this Option shall be made without change in the total price applicable to the unexercised portion of the Option, but the price per share specified in the Option shall be correspondingly adjusted.

     If the Company merges or consolidates with one or more corporations (whether or not the Company is the surviving corporation) or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets to another entity, then, the terms of the unexercised portion of the Option shall be amended so that after the effective date of such merger, consolidation or sale, as the case may be, either:

     (a) the Optionee shall be entitled, upon exercise of the Option to receive in lieu of shares of Common Stock the number and class of shares of such stock or other securities to which it would have been entitled pursuant to the terms of the merger, consolidation or sale if on the effective date of such merger, consolidation or sale it had been the holder of record of the number of shares of Common Stock to which the Option could be converted upon exercise in full, or

     (b) the Optionee shall be entitled to receive from the successor entity a new stock option of comparable value in lieu of the old Option, which shall be canceled.

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CUSIP NO. 392775102                                                Page 11 of 13

     7. General Provisions.

     (a) Amendment; Waivers. This Option may not be modified or amended, nor may any provision hereof be waived, except by a written agreement duly signed by each of the parties. The waiver by either of the parties hereto of any provision hereof in any instance shall not operate as a waiver of any other provision hereof or in any other instance.

     (b) Governing Law. This Option shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     (c) Notices. Any notice in connection with this Option shall be deemed to have been properly delivered if it is in writing and is delivered by hand or sent by registered mail to the party at the address given above, attention of the President.

     (d) Expenses. The Company hereby agrees to pay on demand all reasonable expenses incurred or paid by Riedman Corporation, including reasonable fees of attorneys, in connection with the review of this Stock Purchase Option and compliance with applicable SEC requirements reporting requirements.

     IN WITNESS WHEREOF, the Company has caused this Option to be executed by its officer thereunto duly authorized as of the 1st day of June, 2001.

                                           DANIEL GREEN COMPANY


                                           By: /s/ Greg A. Tunney
                                               ---------------------------------
                                               Greg A. Tunney, President

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CUSIP NO. 392775102                                                Page 12 of 13


                                                           Exhibit 1


                           ____________________, 20__


Treasurer
Daniel Green Company
450 North Main Street
Old Town, Maine  04468

     Re: Exercise of Stock Purchase Option

Dear Sir:

     The undersigned hereby elects to purchase _______________ shares of Common Stock, $2.50 par value, of Daniel Green Company (the "Company") for the option price of $______ per share, pursuant and subject to the terms and conditions of the Stock Purchase Option dated May 31, 2001 (the "Option").

     The undersigned encloses herewith payment, in cash or check payable to the Company, of the option purchase price for said shares.

     The undersigned hereby specifically confirms to the Company that the shares shall be held subject to all of the terms and conditions of the Option.

                                               Very truly yours,


                                               ____________________________